                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit G-20

                               Centerpoint Energy
                               Equity Percentages
                               September 30, 2002

                                                                    T&D           TEXAS
(Millions)                      CONSOLIDATED        GASCO         UTILITY         GENCO
                                ------------        -----         -------         -----
METHOD 1
--------

Capitalization:
Common Equity                    $  1,906.6       $ 1,982.5      $ 2,276.7       $ 2,799.6
Trust Preferred                       706.0            --             --              --
Debt                               10,057.2         2,057.1        2,037.0            74.3
Minority Interest                      --              --             --              --
                                 ----------       ---------      ---------       ---------
Total Capitalization               12,669.8         4,039.7        4,313.6         2,873.9
Less: Securitized Debt               (736.0)           --           (736.0)           --
                                 ----------       ---------      ---------       ---------
Adjusted Capitalization          $ 11,933.8       $ 4,039.7      $ 3,577.6       $ 2,873.9
                                 ==========       =========      =========       =========

TOTAL COMMON EQUITY/CAPITAL            16.0%           49.1%          63.6%           97.4%


METHOD 2
--------

Capitalization:
Common Equity                    $  1,906.6       $ 1,982.5      $ 2,276.7       $ 2,799.6
Trust Preferred                       706.0            --             --              --
Debt                               10,057.2         2,057.1        2,037.0            74.3
Minority Interest                      --              --             --              --
                                 ----------       ---------      ---------       ---------
Total Capitalization             $ 12,669.8       $ 4,039.7      $ 4,313.6       $ 2,873.9
                                 ==========       =========      =========       =========

TOTAL COMMON EQUITY/CAPITAL            15.0%           49.1%          52.8%           97.4%
